Exhibit 99.1
Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders of Teradyne, Inc.:
In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of parent company equity and comprehensive income (loss), and of cash flows present fairly, in all material respects, the financial position of Broadband Test Systems, a division of Teradyne, Inc., at December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Teradyne, Inc.’s and Broadband Test Systems’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As disclosed in Note B, historically, Broadband Test Systems operated as a division within Teradyne, Inc., and financial statements have not been previously prepared. The accompanying financial information includes allocations of certain expenses directly attributable to the operations of Broadband Test Systems which management believes are appropriate in the circumstances. The amounts recorded for these allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had Broadband Test Systems operated as a separate, stand-alone entity. As disclosed in Note A, Broadband Test Systems was sold to Tollgrade Communications, Inc. on August 1, 2007.
As discussed in Note B to the consolidated financial statements, the Company changed the manner in which it accounts for share-based compensation in 2006.
/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
October 11, 2007

Broadband Test Systems
COMBINED BALANCE SHEETS
December 31, 2006 and 2005
( in thousands)

	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable, less allowance for doubtful accounts of $0 and $189 in 2006 and 2005, respectively	3,169	8,526
Inventories, net	507	1,369
Prepayments and other current assets	207	178
Assets held for sale (note D)	4,273	4,432

Total current assets	8,156	14,505

Property, plant and equipment:
Machinery and equipment	20,985	21,379
Less: Accumulated depreciation	20,157	20,223

Net property, plant and equipment	828	1,156
Deferred tax assets	440	273
Other assets	—	48

Total assets	$9,424	15,982

LIABILITIES
Current liabilities:
Accounts payable	$163	$1,390
Accrued expenses (note C)	2,084	922
Accrued employee compensation and benefits	1,346	1,917
Deferred revenue and customer advances	2,418	2,950

Total liabilities	6,011	7,179

Commitments and contingencies (note H)

PARENT COMPANY EQUITY

Parent company investment	3,413	8,773
Accumulated other comprehensive income	—	30

Total parent company equity	3,413	8,803

Total liabilities and parent company equity	$9,424	$15,982

The accompanying notes are an integral part of the combined financial statements.

Broadband Test Systems
COMBINED STATEMENTS OF OPERATIONS
(in thousands)

	Years Ended December 31,
	2006	2005

Net revenue:
Products	$6,145	$13,912
Services	14,743	15,758

Total net revenue	20,888	29,670

Cost of revenues:
Cost of products	5,176	6,312
Cost of services	6,996	6,668

Total cost of revenue	12,172	12,980

Gross profit	8,716	16,690

Operating expenses:
Engineering and development	6,267	6,521
Selling and marketing	4,914	5,619
General and administrative	2,981	2,852
Restructuring (note I)	1,924	—

Total operating expenses	16,086	14,992

Income (loss) from operations	(7,370)	1,698

Provision (benefit) for income taxes	(108)	50

Net income (loss)	$(7,262)	$1,648

The accompanying notes are an integral part of the combined financial statements.

Broadband Test Systems
COMBINED STATEMENTS OF PARENT COMPANY EQUITY AND COMPREHENSIVE INCOME (LOSS)
Years Ended December 31, 2006 and 2005
(in thousands)

		Accumulated	Total
	Parent	Other	Parent
	Company	Comprehensive	Company	Comprehensive
	Investment	Income (Loss)	Equity	Income (Loss)

Balance, December 31, 2004	$4,997	$(218)	$4,779
Net income	1,648		1,648	$1,648
Unrealized gain on cash flow hedge		248	248	248
Transfer from Parent, net	2,128		2,128

Total comprehensive income				$1,896

Balance, December 31, 2005	$8,773	$30	$8,803
Net loss	(7,262)		(7,262)	$(7,262)
Unrealized loss on cash flow hedge		(30)	(30)	(30)
Stock-based compensation from Parent, net of tax of $21	1,138		1,138
Transfer from Parent, net	764		764

Total comprehensive loss				$(7,292)

Balance, December 31, 2006	$3,413	$—	$3,413

The accompanying notes are an integral part of the combined financial statements.

Broadband Test Systems
COMBINED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2006	2005

Cash flows from operating activities:
Net income (loss)	$(7,262)	$1,648
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation	716	828
Provision for doubtful accounts	—	85
Stock-based compensation from Parent	1,138	—
Provision for inventory obsolescence	1,086	16
Deferred income tax	(167)	(35)
Other non-cash items, net	98	316
Changes in operating assets and liabilities:
Accounts receivable	5,357	(4,293)
Inventories	(224)	422
Prepayments and other assets	19	38
Accounts payable	(1,227)	725
Accrued expenses	1,162	(539)
Accrued employee compensation and benefits	(571)	(612)
Deferred revenue and customer advances	(532)	(127)

Net cash used by operating activities	(407)	(1,528)

Cash flows from investing activities:
Investments in property, plant and equipment	(357)	(600)

Net cash used for investing activities	(357)	(600)

Cash flows from financing activities:
Transfer from Parent	764	2,128

Net cash provided by financing activities	764	2,128

Decrease in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$—	$—

The accompanying notes are an integral part of the combined financial statements.

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS
A.	THE BUSINESS
The accompanying combined financial statements are those of Teradyne Broadband Test Systems (“Broadband Test Systems”). Broadband Test Systems was a division of Teradyne, Inc. (the “Parent”) until August 1, 2007 at which time it was sold to Tollgrade Communications Inc., for $11.3 million. Broadband Test Systems provides test systems and services for testing lines and qualifying lines for Digital Subscriber Line (DSL) and traditional voice telephone networks.
B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying combined financial statements include the assets, liabilities, operating results and cash flows of the business as included in the historical financial statements of the Parent. Broadband Test Systems’ costs and expenses include allocations from the Parent for centralized information technology, employee benefits, legal, accounting, real estate, insurance, treasury, financing and other corporate and infrastructure costs, as well as allocations for profit sharing, variable compensation and stock-based compensation (See Note O). Management believes the assumptions used to prepare Broadband Test Systems’ combined financial statements from the historical statements of the Parent are reasonable and include all costs of doing business. The financial information included herein may not necessarily reflect the combined financial position, operating results, Parent equity and cash flows of Broadband Test Systems in the future or what they would have been had Broadband Test Systems been a separate, stand-alone entity during the periods presented. Because a direct ownership relationship did not exist among all the various units comprising Broadband Test Systems, the Parent’s equity in Broadband Test Systems is shown in lieu of stockholder’s equity in the financial statements. The Parent committed to provide financial support to Broadband Test Systems to continue operations through the date of sale.
Principles of Combination
The combined financial statements include the accounts of Broadband Test Systems. All intra-company transactions and balances have been eliminated in combination.
Preparation of Financial Statements and Use of Estimates
The preparation of combined financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. On an on-going basis, management evaluates its estimates, including those related to inventories, long-lived assets, bad debts, income taxes, pensions, warranties, intercompany cost allocations, contingencies and litigation. Management bases its estimates on historical experience and on appropriate and customary assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates.
Cash and Cash Equivalents
Broadband Test Systems did not historically manage cash or bank accounts independent of the Parent. Accordingly, the Broadband Test System combined financial statements do not reflect cash balances on hand.
Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Broadband Test Systems maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Estimated allowances for doubtful accounts are reviewed periodically, taking into account the customer’s current payment history, the customer’s current financial statements and other information regarding the customer’s credit worthiness. If the financial condition of Broadband Test Systems customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Account balances are charged off against the allowance when it is determined the receivable will not be recovered.

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
Revenue Recognition
In accordance with the guidance provided by the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, “Revenue Recognition,” Broadband Test Systems recognizes revenue when there is persuasive evidence of an arrangement, title and risk of loss have passed, delivery has occurred or the services have been rendered, the sales price is fixed or determinable and collection of the related receivable is reasonably assured. Title and risk of loss generally passes to Broadband Test Systems customers upon shipment. In circumstances where either title or risk of loss passes upon destination, acceptance or cash payment, Broadband Test Systems defers revenue recognition until such events occur. Service revenue is recognized over the contractual period or as the services are performed. Broadband Test Systems generally does not provide its customers with contractual rights of return for any of its products. Broadband Test Systems classifies shipping and handling costs in cost of revenue.
For multiple element arrangements, Broadband Test Systems defers the greater of the fair value of any undelivered elements of the contract or the portion of the sales price which is not payable until the undelivered elements are delivered. For a delivered item to be considered a separate unit, the delivered item must have value to the customer on a standalone basis, there must be objective and reliable evidence of fair value of the undelivered items in the arrangement and the delivery or performance of the undelivered item must be considered probable and substantially in our control. Broadband Test Systems also defers the portion of the sales price that is not due until acceptance, which represents deferred profit. Fair value is the price charged when the element is sold separately. Broadband Test Systems’ post-shipment obligations include installation, training services and one-year standard warranties. Installation does not alter the product capabilities, does not require specialized skills or tools and can be performed by the customers or other vendors. Training services are optional and do not affect the customer’s ability to use the product. Broadband Test Systems defers revenue for the fair value of installation and training.
For transactions involving the sale of software which is not incidental to the product, revenue is recognized in accordance with American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition,” as amended by SOP No. 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions” (“SOP 97-2”). Broadband Test Systems recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable and collectibility is probable. In instances where an arrangement contains multiple elements, revenue is deferred related to the undelivered elements to the extent that vendor-specific objective evidence of fair value (“VSOE”) exists for such elements. In instances where VSOE does not exist for one or more of the undelivered elements of an arrangement, all revenue related to the arrangement is deferred until all elements have been delivered. VSOE is the price charged when the element is sold separately. Revenue for the separate elements is only recognized where the functionality of the undelivered element is not essential to the delivered element.
For certain contracts eligible for contract accounting under SOP No. 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts,” revenue is recognized using the percentage-of-completion accounting method based upon the percentage of incurred costs to estimated total costs. These arrangements require significant application development, modification or customization. In all cases, changes to total estimated costs and anticipated losses, if any, are recognized in the period in which they are determined. With respect to contract change orders, claims or similar items, judgment must be used in estimating related amounts and assessing the potential for realization. Such amounts are only included in the contract value when they can be reliably estimated and realization is reasonably assured, generally upon receipt of a customer approved change order.
Concentrations of Credit Risk
Financial instruments that potentially subject Broadband Test Systems to concentrations of credit risk primarily consist of accounts receivable. Broadband Test Systems’ customers are concentrated in the telecommunications industry. Receivables from Broadband Test Systems’ customers are generally unsecured, but in certain circumstances Broadband Test Systems requires its customers to provide letters of credit. To reduce the concentration risk and the overall risk of collection, Broadband Test Systems performs ongoing evaluations of its customers’ financial condition.

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
Broadband Test Systems markets its products principally in North America and Europe. As of and for the years ended December 31, 2006 and 2005, Broadband Test Systems had customers that accounted for greater than 10% of total outstanding accounts receivable and revenue, as follows:

			Revenue
	Accounts Receivable		For the years ended
	December 31,		December 31,
	2006	2005	2006	2005

Customer A	40%	*	27%	13%
Customer B	15%	22%	20%	27%
Customer C	13%	*	*	*
Customer D	10%	*	*	*
Customer E	*	25%	*	*
Customer F	*	20%	17%	19%
Customer G	*	13%	*	*

*	Indicates that the amount is less than 10% of Broadband Test Systems’ accounts receivable or revenue for the respective year.
Inventories
Inventories, which include materials, labor and overhead, are stated at the lower of cost (first-in, first-out basis) or net realizable value. On a quarterly basis, Broadband Test Systems uses consistent methodologies to evaluate all inventory for net realizable value. Broadband Test Systems records a provision for excess and obsolete inventory when such a write down is identified through the quarterly review process. The inventory valuation is based upon assumptions about future demand, product mix and possible alternative uses. During 2006, Broadband Test Systems recorded a charge of $1,086 thousand for excess and obsolete inventory, of which $950 thousand was scrapped. Inventories, net of related reserves, as of December 31, 2006 and 2005, consisted of:

	2006	2005
	(in thousands)
Raw materials	$184	$820
Work in progress	107	255
Finished goods	216	294

	$507	$1,369

Property, Plant and Equipment
Property, plant and equipment are stated at cost and depreciated over the estimated useful lives of the assets. Leasehold improvements are capitalized and included in property, plant and equipment accounts while expenditures for maintenance and repairs are charged to expense. When assets are retired, the assets and related allowances for depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in operations. Broadband Test Systems provides for depreciation of its assets principally on the straight-line method with the cost of the assets being charged to expense over their estimated useful lives as follows:

Buildings	40 years
Machinery and equipment	3 to 5 years

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
Engineering and Development Costs
Engineering and development costs are expensed as incurred and consist primarily of salaries, contractual fees, building costs, and depreciation. Costs associated with the development of computer software are expensed as incurred prior to the establishment of technological feasibility in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.” Costs incurred subsequent to the establishment of technological feasibility and prior to the general release of the products are capitalized. No software development costs have been capitalized to date since costs incurred between the establishment of technological feasibility and the software’s available-for-sale date have not been material.
Deferred Revenue and Customer Advances
Deferred revenue represents amounts that have been invoiced to customers, but are not yet recognizable as revenue because one or more of the conditions for revenue recognition have not been met. Customer advances represent deposits received from customers on an order.
Product Warranty
The Company’s products are generally subject to warranty for one year after shipment. Warranty costs, which are not material, are included in cost of revenues.
Stock Compensation Plans and Employee Stock Purchase Plan
Equity Plans and Employee Stock Purchase Plan
     Under the Parent’s stock compensation plans, Broadband Test Systems’ employees are granted stock options and restricted stock units, and employees are eligible to purchase the Parent’s common stock through its Employee Stock Purchase Plan (“ESPP”).
     The Parent grants stock options to purchase its common stock at 100% of the fair market value on the grant date. Generally stock options vest in equal installments over four years from the grant date and have a maximum term of seven years.
     Restricted stock unit awards granted to employees prior to 2006 vest over a two year period, with 50% vesting on each of the first and the second anniversaries of the grant date. Restricted stock unit awards granted to employees in 2006 vest in equal annual installments over four years. Restricted stock units do not have common stock voting rights, and the shares underlying the restricted stock units are not considered issued and outstanding until they become vested. Broadband Test Systems expenses the cost of the restricted stock unit awards, which is determined to be the fair market value of the shares at the date of grant, ratably over the period during which the restrictions lapse.
     Under the ESPP, eligible employees may purchase shares of common stock of the Parent through regular payroll deductions of up to 10% of their eligible compensation. The price paid for the common stock is equal to 85% of the lower of the fair market value of the Parent’s common stock on the first business day and the last business day of the purchase period. There are two six-month purchase periods in each fiscal year.
     Effective January 1, 2006, Broadband Test Systems and the Parent adopted the fair value recognition provision of Financial Accounting Standards No. 123 (revised 2004) “Share Based Payment” (“SFAS 123R”), using the modified prospective transition method and therefore has not restated results for prior periods. Under this transition method, stock based compensation expense for the year ended December 31, 2006 includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of January 1, 2006, and is calculated based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123 “Accounting for Stock Based Compensation” (“SFAS 123”). Stock-based compensation expense for all stock-based compensation awards granted after January 1, 2006 is based on the grant-date fair value estimated in accordance with SFAS 123R. As required by SFAS 123R, the Broadband Test Systems and the Parent have made an estimate of expected forfeitures and Broadband Test Systems is recognizing compensation costs only for those stock-based compensation awards expected to vest.
     Prior to the adoption of SFAS 123R, Broadband Test Systems and the Parent accounted for equity incentive plans and employee stock purchase plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related Interpretations (“APB 25”). In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”) regarding the SEC’s interpretation of SFAS 123R and the valuation of share-based payments for public companies. Broadband Test Systems and the Parent have applied provisions of SAB 107 in the adoption of SFAS 123R. The cumulative effect of the initial adoption of SFAS 123R was not material.

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
     The pro-forma table below reflects the effect of recording stock-based compensation for the year ended December 31, 2005 had Broadband Test Systems applied the fair value recognition provisions of SFAS 123:

2005
Net income, as reported	$1,648
Add: Stock-based compensation included in income	42
Deduct: Total stock-based employee compensation expense determined under fair value method	(2,799)

Pro forma net loss	$(1,109)

     On May 26, 2005, the Parent’s Board of Directors approved the accelerated vesting of certain outstanding, unvested “out of the money” stock options awarded to employees, officers and other eligible participants under the Parent’s various stock option plans. The stock options that were accelerated had exercise prices that were in excess of $13.26, the closing price of the Parent’s common stock on the New York Stock Exchange on May 26, 2005 and ranged in exercise price from $13.73 to $41.37 per share. As a result of the vesting acceleration, options to purchase approximately 236 thousand shares became exercisable immediately and Broadband Test Systems reduced the compensation expense it otherwise would have been required to record under SFAS 123R by approximately $1.5 million on a pre-tax basis over fiscal years 2006, 2007 and 2008.
     The effect within the Statement of Operations of recording stock-based compensation for the year ended December 31, 2006 was as follows:

For the Year Ended
December 31, 2006
(in thousands)
Cost of revenue	$220
Engineering and development	359
Selling and marketing	168
General and administrative	412

Stock-based compensation	1,159
Income tax benefit	(21)

Total stock-based compensation expense after income taxes	$1,138

     Valuation Assumptions
     There were no options granted in 2006. The weighted average grant fair value for options granted during 2005 was $6.86. The fair value of options at date of grant was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

2005
Expected life (years)	4.4
Interest rate	3.9%
Volatility	53.4%
Dividend yield	0.0%

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
     The weighted-average fair value of employee stock purchase rights granted in the first six months of 2006 and 2005 and the last six months of 2006 and 2005 was $3.81, $3.08, $3.48 and $3.13, respectively. The fair value of the employees’ purchase rights was estimated using the Black-Scholes option-pricing model with the following assumptions for 2006 and 2005, as follows:

	2006	2005
Expected life (years)	0.5	0.5
Interest rate	4.9%	3.9%
Volatility	34.4%	36.7%
Dividend yield	0.0%	0.0%
Restricted Stock Unit and Stock Option Activity:
     Restricted stock unit activity and weighted-average grant date fair value information for the year ended December 31, 2006 is as follows:

	Number of	Weighted-Average
	Shares	Grant Date Fair
	(in thousands)	Value
Non-vested January 1, 2006	65	$15.58
Awards granted	2	17.57
Awards vested	(22)	15.58
Awards forfeited	(24)	15.58

Non-vested at December 31, 2006	21	$15.77

     As of December 31, 2006, there was $501 thousand of unrecognized stock-based compensation expense related to non-vested restricted stock units. That cost is expected to be recognized over the weighted-average period of 0.95 years. In December 2006 the Parent issued 22 thousand shares of common stock to Broadband Test System employees that received December 2005 restricted stock unit awards. The weighted average grant date fair value of the restricted stock units was $15.58.
     Stock options activity and weighted-average grant date fair value information for the year ended December 31, 2006 follows:

	Number of	Weighted-Average
	Shares	Grant Date Fair
	(in thousands)	Value
Outstanding at January 1, 2006	664	$11.04
Options granted	—	—
Options exercised	(26)	7.43
Options forfeited	(1)	6.41
Options cancelled	(78)	12.75

Options at December 31, 2006	559	$10.99

     As of December 31, 2006, there was $54 thousand of unrecognized stock-based compensation related to non-vested stock options. That cost is expected to be recognized over the weighted-average period of 0.49 years.

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)
Income Taxes
Historically, Broadband Test Systems’ results of operations have been included in the Parent’s consolidated income tax returns. Income tax expense (benefit) reported in Broadband Test Systems’ statements of operations have been calculated on a separate tax return basis. However, the Parent managed its tax position for the benefit of its entire portfolio of businesses and its tax strategies are not necessarily reflective of the tax strategies that Broadband Test Systems would have followed or will follow as a separate stand-alone company.
Deferred taxes result from the future tax consequences associated with temporary differences between the recorded amounts of the assets and liabilities of Broadband Test Systems for tax and financial accounting purposes. A valuation allowance for deferred tax assets is recorded to the extent Broadband Test Systems cannot determine, in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes,” (“SFAS 109”) that the ultimate realization of net deferred tax assets is more likely than not. U.S. income taxes are not provided for on the earnings of non-U.S. subsidiaries, which are expected to be reinvested indefinitely in operations outside the United States.
Translation of Non-U.S. Currencies
Assets and liabilities, other than non-monetary assets and liabilities, of non-U.S. subsidiaries, which are denominated in currencies other than the U.S. dollar, are remeasured into U.S. dollars at rates of exchange in effect at the end of the fiscal year. Non-monetary assets and liabilities of non-U.S. subsidiaries are remeasured using historical exchange rates. The functional currency for non-U.S. subsidiaries is the U.S. dollar. Revenue and expense amounts are remeasured using an average of exchange rates in effect during the year. To minimize the effect of exchange rate fluctuations associated with the remeasurement of net monetary assets denominated in foreign currencies, the Parent enters into foreign currency forward contracts. Net realized gains and losses resulting from currency remeasurement and foreign currency forward contracts are recorded by the Parent. Net gains and losses related to Broadband Test Systems were not material.
Comprehensive Income (Loss)
Comprehensive income (loss) includes net income (loss) and unrealized gains or losses on cash flow hedges.
C.	SUPPLEMENTAL BALANCE SHEET INFORMATION
Accrued expenses consist of the following:

	2006	2005
	(in thousands)
Professional and contracted services	$1,105	$212
Sales and property taxes	402	408
Employee severance	271	2
Other	306	300

Total	$2,084	$922

D.	ASSETS HELD FOR SALE
During the fourth quarter of 2006, Broadband Test Systems decided to sell its corporate headquarters and operations facility in Deerfield, Illinois to eliminate excess facility space. Accordingly, beginning in the fourth quarter 2006 the assets were reclassified as held for sale on the balance sheet. In addition, depreciation expense related to those assets, which is not material, ceased at that time.
During August 2007, the sale of the land and building was completed for a price of $8.5 million resulting in a net gain of approximately $3.6 million.

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
E.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 establishes a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. SFAS No. 157 will not have a material impact on the Company’s financial position and results of operations.
In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 was effective for fiscal years beginning afer December 15, 2006. FIN 48 will not have a material impact on the Broadband Test Systems’ financial position and results of operations.
F.	RISKS AND UNCERTAINTIES
Broadband Test Systems future results of operations involve a number of risks and uncertainties. These factors include, but are not limited to, the slowdown in economies worldwide, current geopolitical turmoil, the continuing threat of domestic and international terrorist attacks, the current and anticipated market for telephone line testing, failure to adequately protect Broadband Test Systems’ intellectual property rights, failure to develop new technologies and customers’ failure to accept new products, material litigation, competition, including new product introductions from Broadband Test Systems’ competitors and competitive pricing pressures, risks of operating internationally, risks associated with an inability to attract and retain key employees, risks associated with Broadband Test Systems’ suppliers’ failure to meet product or delivery requirements, risks associated with, among other things, obligations and potential liabilities under environmental laws and regulations, changes in product revenue mix, the ability of Broadband Test Systems’ suppliers and subcontractors to meet product and delivery requirements, the timing and level of customer orders received which can be shipped in a quarter and the timing of investments in engineering and development.
G.	FINANCIAL INSTRUMENTS
Derivatives
Broadband Test Systems conducts business in a number of foreign countries, with certain revenue transactions denominated in local currencies. To minimize the effect of exchange rate fluctuations associated with the future cash flows of revenue contracts denominated in a foreign currency, Broadband Test Systems enters into foreign currency forward contracts. These foreign currency forward contracts are designated as cash flow hedges and are carried on Broadband Test Systems’ balance sheet at fair value with the effective portion of the contracts’ gains or losses included in accumulated other comprehensive income (loss) and subsequently recognized in earnings in the same period the hedged transaction occurs. These forward contracts generally expire within 24 months. The terms of currency instruments used for hedging purposes are consistent with the timing of the transactions being hedged. Broadband Test Systems does not use derivative financial instruments for trading or speculative purposes.
During fiscal 2006, $21 thousand of gains were reclassified to revenue from accumulated other comprehensive income (loss). During fiscal 2005, $160 thousand of losses were reclassified to revenue from accumulated other comprehensive income (loss). During 2006 there were no gains or losses from cash flow hedges due to ineffectiveness. During 2005 there was a gain of $17 thousand due to ineffectiveness. No cash flow hedges were derecognized or discontinued during fiscal 2006 and 2005.

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
H.	COMMITMENTS AND CONTINGENCIES
Lease Commitments
Rental expense for the years ended December 31, 2006 and 2005 was $269 thousand and $274 thousand, respectively.
The following table reflects Broadband Test Systems’ non-cancelable operating lease commitments:

Non-cancelable
Lease
Commitments
(in thousands)
2007	$523
2008	341
2009	50
2010	50
2011	50
Beyond 2011	12

Total	$1,026

Legal Claims
Broadband Test Systems is subject to legal proceedings, claims and investigations that arise in the ordinary course of business such as, but not limited to, patent, employment, commercial and environmental matters. Although there can be no assurance, there are no such matters pending that Broadband Test Systems expects to be material with respect to its business, financial position or results of operations.
Guarantees and Indemnification Obligations
Broadband Test Systems enters into agreements in the ordinary course of business with customers, resellers, distributors, integrators and suppliers. Most of these agreements require Broadband Test Systems to defend and/or indemnify the other party against intellectual property infringement claims brought by a third party with respect to Broadband Test Systems’ products. From time to time, Broadband Test Systems also indemnifies customers and business partners for damages, losses and liabilities they may suffer or incur relating to personal injury, personal property damage, product liability and environmental claims relating to the use of Broadband Test Systems’ products and services or resulting from the acts or omissions of Broadband Test Systems, its employees, authorized agents or subcontractors. On occasion, Broadband Test Systems has also provided guarantees to customers regarding the performance of its products in addition to product warranty described in Note B.
I.	RESTRUCTURING
Restructuring charges for Broadband Test Systems relate to employee severance and benefits from reduction-in-force activities as a result of decreases in product demand. The table below summarizes the restructuring charges and activity for the years ended December 31, 2006 and 2005. The restructuring accrual is reflected in accrued expenses.

Restructuring activity
(in thousands)
Balance at December 31, 2004	$23
2005 provision	—
Cash payments	(21)

Balance at December 31, 2005	2
2006 provision	1,924
Cash payments	(1,655)

Balance at December 31, 2006	$271

During the year ended December 31, 2006, Broadband Test Systems recorded a charge of $1.9 million for severance and related employee benefits related to the termination of 37 employees located primarily in the United States. The restructuring accrual of $271 thousand at December 31, 2006 is expected to be paid in full during 2007.

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
J.	RETIREMENT PLANS
U.S., U.K. and German Defined Benefit Pension Plans
The Parent has defined benefit pension plans covering certain of its U.S., U.K. and German employees. The accompanying financial statements include an allocation of total pension expense based on the portion of the Parent’s plans which are estimated to be related to Broadband Test Systems employees. Pension expense of $530 thousand and $438 thousand are included in Broadband Test Systems’ statements of operations for the years ended December 31, 2006 and 2005, respectively. The Broadband Test Systems combined balance sheets do not contain any assets or liabilities related to the Parent’s pension plans. There were no existing liabilities for contributions that were due but unpaid as of December 31, 2006 and 2005 respectively.
Benefits under these plans are based on employees’ years of service and compensation. The Parent’s funding policy is to make contributions to the plans in accordance with local laws and to the extent that such contributions are tax deductible.
U.S. Post-Retirement Benefit Plans
In addition to receiving pension benefits, U.S. employees who meet retirement eligibility requirements as of their termination dates may participate in the Parent’s Welfare Plan, which includes death, medical and dental benefits up to age 65. Death benefits provide a fixed sum to retirees’ survivors and are available to all retirees. The accompanying financial statements include an allocation of total post retirement expense based on the portion of the Parent’s plan which is estimated to be related to Broadband Test Systems’ employees. Post-retirement benefit expense of $16 thousand and $23 thousand are included in the Broadband Test Systems’ statement of operations for the years ended December 31, 2006 and 2005, respectively.
K.	STOCK-BASED COMPENSATION
Stock Compensation Plans
     Under its stock compensation plans the Parent grants options to purchase common stock at 100% of the fair market value on the date of grant. Options granted to employees prior to September 2001 vest in equal installments over four years and have a maximum term of five years. Beginning in September 2001, options granted to employees vest in equal installments over four years and have a maximum term of seven years. In addition, in 2001, the Parent made a one-time option grant to all employees that vested over two years and has a term of seven years. In December of 2005, the Parent issued its first restricted stock unit award to employees which vest equally over two years. The weighted-average grant-date fair value of the restricted stock units was $15.58.
     Stock compensation plan activity for Broadband Test Systems employees for the years 2006 and 2005 is as follows (in thousands):

	2006	2005
Restricted Stock Units:
Non-vested at January 1	65	—
Awarded	2	65
Vested	(22)	—
Forfeited	(24)	—

Non-vested at December 31	21	65

Stock Options:
Outstanding at January 1	664	912
Options granted	—	1
Options exercised	(26)	(9)
Options forfeited	(1)	(34)
Options cancelled	(78)	(206)

Outstanding at December 31	559	664

Vested and expected to vest at December 31	557	660

Exercisable at December 31	524	588

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
K.	STOCK-BASED COMPENSATION — (continued)
     Weighted-average restricted stock unit award date fair value information for the years 2006 and 2005 is as follows:

	2006	2005
Non-vested at January 1	$15.58	$—
Awarded	17.57	15.58
Vested	15.58	—
Forfeited	15.58	15.58

Non-vested at December 31	$15.77	$15.58

     Restricted stock unit awards aggregate intrinsic value information for the years ended December 31, 2006 and 2005 is as follows (in thousands):

	2006	2005
Vested	$329	—
Outstanding	$314	$947
Expected to vest	$298	$900
     Restricted stock units weighted average contractual terms (in years) information at December 31, for the years 2006 and 2005 is as follows:

	2006	2005
Outstanding	0.95	1.92
Expected to vest	0.92	1.82
     Weighted average stock options exercise price information for the years 2006 and 2005 is as follows:

	2006	2005
Outstanding at January 1	$20.08	$21.40
Options granted	—	13.86
Options exercised	13.50	11.66
Options forfeited	11.66	18.95
Options canceled	23.19	26.57

Outstanding at December 31	$19.79	$20.08

Exercisable at December 31	$20.84	$20.96

     Stock option aggregate intrinsic value information for the years ended December 31, 2006 and 2005 is as follows (in thousands):

	2006	2005
Exercised	$79	$37
Outstanding	$—	$—
Vested and expected to vest	$—	$—
Exercisable	$—	$—

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
K.	STOCK-BASED COMPENSATION — (continued)
     Stock options weighted average contractual terms (in years) information for the years ended December 31, 2006 and 2005 is as follows:

	2006	2005
Outstanding	3.0	3.9
Vested and Expected to vest	3.0	3.9
Exercisable	2.9	3.9
     Significant stock option groups outstanding at December 31, 2006 and related weighted average price and remaining contractual life information is as follows (shares in thousands):

	Options Outstanding			Options Exercisable
	Weighted-
	Average Remaining
	Contractual Life		Weighted-Average		Weighted-Average
Range Of Exercise Prices	(Years)	Shares	Exercise Price	Shares	Exercise Price
	(options in thousands)
$9.42—$13.42	3.35	135	$11.33	100	$11.32
$13.42—$21.42	2.64	143	17.74	143	17.74
$21.42—$25.42	1.75	129	22.19	129	22.19
$25.42—$41.42	4.04	152	27.23	152	27.23

Total	2.98	559	$19.79	524	$20.84

Employee Stock Purchase Plan
Under the Parent’s 1996 Employee Stock Purchase Plan, certain Broadband Test Systems employees are eligible to purchase shares of common stock through regular payroll deductions of up to 10% of their compensation. Under the plan, the price paid for the common stock is equal to 85% of the lower of the fair market value of the Parent’s common stock on the first business day and the last business day of the purchase period. On November 9, 2004, the Parent’s Board of Directors approved a plan amendment which replaced the existing twelve (12) month purchase period with two six (6) month purchase periods, effective January 1, 2005.
The following table summarizes the common stock issued by the Parent to Broadband Test System employees during 2005 and 2006:

	Common Stock Issued	Weighted-Average Share Price
January, 2005	36,678	$14.55
July, 2005	23,940	$10.26
January, 2006	23,647	$10.12
July, 2006	20,397	$11.87

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
L.	SAVINGS PLAN
The Parent sponsors an employee retirement savings plan covering substantially all U.S. employees. Under the Parent’s savings plan, employees may contribute up to 20% of their compensation (subject to Internal Revenue Service limitations). The Parent annually matches employee contributions up to 6% of such compensation at rates ranging from 50% to 100% for employees in the defined benefit plan. For all other employees, the Parent annually matches up to 5% of such compensation at rates ranging from 100% to 150%. The Parent match vests 25% per year for the first four years of employment, and matches for those employees with four or more years of service vest immediately. The Parent has also established an unfunded supplemental savings plan to provide savings benefits in excess of those allowed by ERISA and the Internal Revenue Code. The provisions of this plan are the same as the savings plan. Under the Parent’s savings plans, amounts allocated to Broadband Test Systems operations were $278 thousand in 2006 and $266 thousand in 2005.
M.	INCOME TAXES
The components of income (loss) before income taxes and the provision for (benefit from) income taxes as shown in the combined statements of operations are as follows:

	2006	2005
Income (loss) before income taxes:
United States	$(6,960)	$1,563
Non U.S.	(410)	135

	$(7,370)	$1,698

Provision (benefit) for income taxes:
Current:
U.S. Federal	$—	$—
Non U.S.	59	85
State	—	—

	59	85

Deferred:
U.S. Federal	—	—
Non U.S.	(167)	(35)
State	—	—

	(167)	(35)

Provision (benefit) for income taxes	$(108)	$50

     Significant components of Broadband Test Systems deferred tax assets as of December 31, 2006 and 2005 are as follows:

	2006	2005
	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$6,332	$3,727
Inventory valuations	341	207
Accruals	207	161
Pension	114	124

Gross deferred tax assets	6,994	4,219

Less: valuation allowance	(6,554)	(3,946)

Total deferred tax assets	$440	$273

At December 31, 2006, Broadband Test Systems has $16.3 million of U.S. federal operating loss carryforwards, $2.1 million which expire in 2021, $3.5 million which expire in 2022, $4.2 million which expire in 2023, and $6.5 million which expire in 2026.

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
M.	INCOME TAXES — (continued)
During 2006, Broadband Test Systems’ valuation allowance increased by $2.6 million primarily as a result of the increased U.S. federal net operating loss carryforwards. Due to the continued uncertainty of realization, except for certain foreign deferred tax assets, Broadband Test Systems maintained its valuation allowance at December 31, 2006 and 2005. Broadband Test Systems does not expect to significantly reduce its valuation allowance until sufficient positive evidence, including sustained profitability, exists in order to conclude that realization is more likely than not.
A reconciliation of the effective tax rate for the years 2006 and 2005 follows:

	2006	2005
U.S. statutory federal tax rate	(35.0)%	35.0%
Foreign rate differential	(1.9)	2.5
Valuation allowance	35.4	(34.5)

	(1.5)%	3.0%

N.	SEGMENT AND GEOGRAPHIC INFORMATION
Broadband Test Systems operates as one segment for the development, manufacturing and delivery of test systems, software, and support products, for DSL and telephone networks. Revenue by geographic area are as follows for the years ended December 31,:

	2006	2005

Net revenues(1):
North America	$6,159	$8,658
Europe	13,557	19,011
Rest of the World	1,172	2,001

Total net revenue	$20,888	$29,670

(1)	Revenues are attributable to geographic areas based on location of customer site.
Because a substantial portion of Broadband Test Systems’ revenue is derived from the sales of product manufactured in the United States, long-lived assets located outside the United States are less than 10% of total assets.
O.	RELATED PARTY TRANSACTIONS
Parent Allocations
Broadband Test Systems’ costs and expenses include allocations from the Parent for centralized information technology, legal, accounting, employee benefits, real estate, insurance, treasury and other corporate and infrastructure costs, as well as allocations for profit sharing, variable compensation and stock-based compensation. These allocations have been determined on bases that Broadband Test Systems and the Parent considered to be reasonable reflections of the utilization of services or the benefit received by Broadband Test Systems. The allocation methods include relative sales, headcount, salaries, square footage and usage. Allocated costs included in the statement of operations were as follows for the years ended December 31,:

	2006	2005
	(in thousands)
Cost of revenues	$341	$188
Engineering and development	569	67
Selling and marketing	674	179
General and administrative	2,189	1,744

Total	$3,773	$2,178

Broadband Test Systems’ employees participate in various Parent-sponsored employee benefit plans (See Notes J, K, and L).

Broadband Test Systems
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
O.	RELATED PARTY TRANSACTIONS — (continued)
Broadband Test Systems’ assets and liabilities include allocations from the Parent related to the centralized services provided by the Parent, including prepaid insurance premiums, general and administrative prepaid assets and accruals (such as prepaid maintenance fees and legal and audit fee accruals), profit sharing and variable compensation. The combined balance sheet of Broadband Test Systems include the following allocated assets and liabilities as of December 31, 2006 and 2005:

	2006	2005
	(in thousands)
Prepayments and other current assets	$109	$109
Other assets	—	48
Accrued expenses	241	91
Accrued employee compensation and benefits	1,346	1,917
Parent Company Investment
Parent company investment consists of the Parent’s equity investment in Broadband Test Systems, including issuances of shares of the Parent’s common stock to Broadband Test Systems’ employees. Changes in the Parent’s net investment result from net earnings and losses of Broadband Test Systems plus net cash transfers to and from the Parent. The Parent’s corporate debt and the related interest expense have not been allocated to the combined financial statements.